UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/15/2005

SIZELER PROPERTY INVESTORS INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-09349

MD	72-1082589
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2542 Williams Blvd., Kenner, LA 70062
(Address of Principal Executive Offices, Including Zip Code)

504-471-6271
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On March 15, 2005, Sizeler Property Investors, Inc. ("Sizeler") issued a press release announcing (i) its investigation of potential unreported relationships between First Union Real Estate Equity and Mortgage Investments ("First Union") and other potential group members, (ii) the denial by the Maryland Circuit Court for Baltimore City of First Union's motion for a temporary restraining order filed March 15, 2005, and (iii) the commencement of legal action against First Union over its incomplete and misleading securities filings. The press release, attached hereto as Exhibit 99.1, is incorporated by reference herein.

        On March 15, 2005, Sizeler filed a complaint against First Union in the United States District Court for the District of Maryland alleging incomplete and misleading securities filings by First Union. On March 16, 2005, as a result of statements by First Union in a press release, an SEC filing and the complaint filed in Maryland court, Sizeler amended its complaint to add a count for declaratory judgment stating that Sizeler's Board of Directors have not breached their fiduciary duties. The amended complaint is attached hereto as Exhibit 99.2.

        A copy of Sizeler's press release issued on March 16, 2005, announcing the filing of the amended complaint, is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

99.1        Press release of Sizeler Property Investors, Inc. dated March 15, 2005.

99.2        Amended Complaint dated March 16, 2005.

99.3        Press release of Sizeler Property Investors, Inc. dated March 16, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SIZELER PROPERTY INVESTORS INC

Date: March 17, 2005.	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release of Sizeler Property Investors, Inc. dated March 15, 2005.
EX-99.3	Press release of Sizeler Property Investors, Inc. dated March 16, 2005.
EX-99.2	Amended Complaint dated March 16, 2005.